                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              Check if an application to determine eligibility of a
                   Trustee pursuant to Section 305(b)(2) ____
                              ____________________

                        NATIONAL CITY BANK OF MINNEAPOLIS
               (Exact name of trustee as specified in its charter)

        NOT APPLICABLE                                         41-0872838
(Jurisdiction of incorporation or                           (I.R.S. employer
organization if not a U.S. national bank)                  Identification No.)

     75 SOUTH FIFTH STREET                                       55402
    MINNEAPOLIS, MINNESOTA                                     (Zip Code)
(Address of principal executive office)

                                TIMOTHY M. MURPHY
                        NATIONAL CITY BANK OF MINNEAPOLIS
                              75 SOUTH FIFTH STREET
                              MINNEAPOLIS, MN 55408
                                 (612) 340-3000
            (Name, address and telephone number of agent for service)
                              ____________________

                            NORTH STAR UNIVERSAL INC.
               (Exact name of obligor as specified in its charter)

               MINNESOTA                                    41-0498850
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)



           5353 WAYZATA BLVD
         MINNEAPOLIS, MINNESOTA                               55416
(Address of principal executive office)                     (Zip Code)

                    SUBORDINATED EXTENDIBLE TIME CERTIFICATES
                       (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency                            Washington, D.C.
         Federal Deposit Insurance Corporation                  Washington, D.C.
         The Board of Governors of the Federal Reserve System   Washington, D.C.

         (b)   Whether it is authorized to exercise corporate trust powers.

         Yes.


ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe such affiliation.

         None.


ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

         (a) Furnish the following information as to each class of voting securities of the trustee.


                             As of FEBRUARY 28, 1995
                                (within 31 days)

                 Col. A                                  Col. B
             Title of Class                        Amount Outstanding
             --------------                        ------------------
              Common Stock                          6,097,320 shares


ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) The Title of the securities outstanding under each such other indenture.

               $25,000,000 Subordinated Debentures Series 87/88 dated as of December 1, 1986..

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indentures, including a statement as to how the indenture securities will rank as compared with the securities under such other indentures.

               The Indenture to be qualified contains a provision excluding from the operation of paragraph (1) of Section 310 (b) of the Trust Indenture Act of 1939. The Indenture to be qualified and the Indenture referred to in Item 4 (a) are wholly unsecured, and the Indenture referred to in Item 4(a) is specifically described in the Indenture to be qualified. The Time Certificates to be issued under the Indenture to be qualified are not subordinated to and will rank pari passu with the subordinated debentures issued under the Indenture referred to in
         Item 4(a).

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         If the trustee of any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable.


ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:


                                  As of FEBRUARY 28, 1995
                                     (within 31 days)


      Col. A             Col. B           Col. C                Col. D
      ------             ------           ------                ------
                                                         Percentage of Voting
                                       Amount Owned     Securities Represented
   Name of Owner     Title of Class    Beneficially    by Amount Given in Col. C
   -------------     --------------    ------------    -------------------------
    Not Applicable.


ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE UNDERWRITERS OR THEIR OFFICIALS.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:


                                  As of FEBRUARY 28, 1995
                                     (within 31 days)


      Col. A             Col. B           Col. C                Col. D
      ------             ------           ------                ------
                                                         Percentage of Voting
                                       Amount Owned     Securities Represented
   Name of Owner     Title of Class    Beneficially    by Amount Given in Col. C
   -------------     --------------    ------------    -------------------------
   Not Applicable.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                                                      As of February 28, 1995
                                                         (within 31 days)


          Col. A                  Col. B                      Col. C                       Col. D
          ------                  ------                      ------                       ------
                                Whether the          Amount Owned Beneficially          Percentage of
                           Securities are Voting       or Held as Collateral       Securities Represented
    Name of Issuer and         or Non-Voting               Security for                by Amount Given

      Title of Class            Securities            Obligations in Default              in Col. C
      --------------            ----------            ----------------------              ---------
       Not Applicable.


ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter, any of which are so owned or held by the trustee:


                                                      As of FEBRUARY 28, 1995
                                                         (within 31 days)


          Col. A                  Col. B                      Col. C                       Col. D
          ------                  ------                      ------                       ------
                                                     Amount Owned Beneficially       Percentage of Class
                                                       or Held as Collateral           Represented by
    Name of Issuer and                               Security for Obligations           Amount Given
      Title of Class        Amount Outstanding         in Default by Trustee              in Col. C
      --------------        ------------------         ---------------------              ---------
       Not Applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         If the trustee owns beneficially or holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:


                                                      As of FEBRUARY 28, 1995
                                                         (within 31 days)


          Col. A                  Col. B                      Col. C                       Col. D
          ------                  ------                      ------                       ------
                                                     Amount Owned Beneficially       Percentage of Class
                                                       or Held as Collateral           Represented by
    Name of Issuer and                               Security for Obligations           Amount Given
      Title of Class        Amount Outstanding         in Default by Trustee              in Col. C
      --------------        ------------------         ---------------------              ---------
          Not Applicable.


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person, any of which are so owned or held by the trustee:


                                                      As of FEBRUARY 28, 1995
                                                         (within 31 days)


          Col. A                  Col. B                      Col. C                       Col. D
          ------                  ------                      ------                       ------
                                                     Amount Owned Beneficially          Percentage of
                                                       or Held as Collateral       Securities Represented
    Name of Issuer and                               Security for Obligations          by Amount Given
      Title of Class        Amount Outstanding         in Default by Trustee              in Col. C
      --------------        ------------------         ---------------------              ---------
       Not Applicable.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

             Col. A                      Col. B                Col. C
     Nature of Indebtedness        Amount Outstanding         Date Due
     ----------------------        ------------------         --------
         Not Applicable.


ITEM 13. DEFAULTS BY OBLIGOR.

         (A) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

           None.

         (B) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

           None.


ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not Applicable.


ITEM 15. FOREIGN TRUSTEE

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not Applicable.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as a part of this statement of eligibility.

1.   A copy of the articles of association of the trustee as now in effect.

2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

3. A copy of the certificate of authority of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

4. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

5.   The consents of United States institutional trustees required by
     Section 321 (b) of the Act.

6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, National City Bank of Minneapolis, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto authorized, all in the City of Minneapolis, and State of Minnesota on the 14th day of March, 1995.

                                   NATIONAL CITY BANK OF MINNEAPOLIS

                                   By: /s/ DEWAYNE A. HOIUM
                                       ------------------------------
                                       DeWayne A. Hoium
                                       Vice President

                                                                   June 10, 1980

                        NATIONAL CITY BANK OF MINNEAPOLIS
                                CHARTER NO. 15295
                         REVISED ARTICLES OF ASSOCIATION

FIRST.    The title of this Association shall be, "National City Bank of
Minneapolis."

SECOND.   The main office shall be in the City of Minneapolis, the County of
Hennepin, the State of Minnesota. The general business of the Association shall be conducted at its main office and its legally established branches.

THIRD.    The Board of Directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. A majority of the full Board of Directors is authorized to increase the number of Directors between the regular annual meeting of the shareholders of the Association and appoint persons to fill the vacancies created thereby; provided, however, such increase in the number of directors shall be limited to not more than two (2) in any one
(1) year. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

FOURTH.   (as amended January 7, 1964).  The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year as is specified therefor in the By-Laws.

FIFTH.    (as amended March 28, 1979).  The amount of authorized capital stock of this Association shall be Twelve Million Five Hundred Thousand and no/100 Dollars ($12,500,000), divided into 2,500,000 shares of common stock of par value of Five and no/100 ($5.00) Dollars each, said capital stock may be stock of par value of Five and no/100 ($5.00) Dollars


                                Page One of Five
each; said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

     (Amended February 5, 1971) "The Association at any time, and from time to time, may authorize and issue debt obligations whether or not subordinated, without approval of Shareholders."

SIXTH.    (As amended March 19, 1980).  The Board of Directors shall appoint one of its members as Chairman of the Board and one of its members as President of this Association. The President shall be authorized, in the absense of the Chairman of the Board, to perform all acts and duties pertinent to the office of Chairman of the Board. The Board of Directors shall have the power to appoint one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents, Cashier, Secretary, Treasurer, and such other employees as may be required to transact the business of this Association, to fix the salaries to be paid to such officers and employees of this Association; and to dismiss any officers and employees and appoint others to take their place.

     The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and


                                Page Two of Five
perform all acts that may be lawful for a Board of Directors to do and perform.

     Any person may be indemnified or reimbursed by the Association for reasonable expenses actually incurred by him in connection with any action, suit, or proceeding to which he is made a party by reason of his being or having been a Director, officer, or employee of this Association: PROVIDED, HOWEVER, that no person shall be so indemnified or reimbursed in relation to any action suit, or proceeding in which he shall finally be adjudged to have been negligent in the performance of his duties or to have committed an act or failed to perform a duty for which there is a common-law or a statutory liability: AND, PROVIDED, FURTHER, that no person shall be so indemnified or reimbursed in relation to any action, suit, or proceeding which has been made the subject of a compromise settlement, except with the approval of the holders of record of a majority of the outstanding shares of this Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law.

     The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City of Minneapolis, the State of Minnesota, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

SEVENTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.


                               Page Three of Five

EIGHTH.   The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum (10%) of the stock of this Association, may call a special meeting of shareholders at any time.

     Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every regular annual, and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at lease ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.


                                Page Four of Five

     Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy.

     IN WITNESS WHEREOF, we have hereunto set our hands on this 18th day of June, 1980.

/s/ Lowell W. Andreas                      /s/ Frederick L. Deming
- -----------------------------------        -----------------------------------
Lowell W. Andreas                          Frederick L. Deming


/s/ Sister Mary Madonna Ashton             /s/ James B. Goetz
- -----------------------------------        -----------------------------------
Sister Mary Madonna Ashton                 James B. Goetz


/s/ Howard E. Barnhill                     /s/ James H. Hearon, III
- -----------------------------------        -----------------------------------
Howard E. Barnhill                         James H. Hearon, III


/s/ Marvin Borman                          /s/ Walter W. Heller
- -----------------------------------        -----------------------------------
Marvin Borman                              Walter W. Heller


/s/ Edward C. Brown, Jr.                   /s/ C. Bernard Jacobs
- -----------------------------------        -----------------------------------
Edward C. Brown, Jr.                       C. Bernard Jacobs


/s/ Kenneth H. Dahlberg                    /s/ C. Wilbur Peters
- -----------------------------------        -----------------------------------
Kenneth H. Dahlberg                        C. Wilbur Peters


/s/ John H. Daniels                        /s/ Ralph C. Turnquist
- -----------------------------------        -----------------------------------
John H. Daniels                            Ralph C. Turnquist


                                    Directors


                                Page Five of Five

                           COMPTROLLER OF THE CURRENCY

              [IMAGE DEPICTING TREASURY DEPARTMENT OFFICE BUILDING]

                    TREASURY DEPARTMENT OF THE UNITED STATES

     WHEREAS, NATIONAL CITY BANK OF MINNEAPOLIS, LOCATED IN MINNEAPOLIS, STATE OF MINNESOTA, BEING A NATIONAL BANKING ASSOCIATION, ORGANIZED UNDER THE STATUTES OF THE UNITED STATES, HAS MADE APPLICATION FOR AUTHORITY TO ACT AS FIDUCIARY

     AND WHEREAS, APPLICABLE PROVISIONS FOR THE STATUTES OF THE UNITED STATES AUTHORIZE THE GRANT OF SUCH AUTHORITY;

     NOW THEREFORE, I HEREBY CERTIFY THAT THE NECESSARY APPROVAL HAS BEEN GIVEN AND THAT THE SAID ASSOCIATION IS AUTHORIZED TO ACT IN ALL FIDUCIARY CAPACITIES PERMITTED BY SUCH STATUTES.

                                        IN TESTIMONY WHEREOF, WITNESS MY
 [IMAGE OF THE SEAL OF                  SIGNATURE AND SEAL OF OFFICE THIS
 TREASURY DEPARTMENT]                   TENTH DAY OF MAY, 1984

                                        /s/ C.T. CONNER

                                        COMPTROLLER OF THE CURRENCY



                              CHARTER NO. 15295             EXHIBIT 2

                                    EXHIBIT B

                                                                  April 21, 1982


                                     BY-LAWS
                                       OF
                        NATIONAL CITY BANK OF MINNEAPOLIS

        (Organized Under the National Banking Laws of the United States)

                   ___________________________________________


          SECTION 1. The regular annual meeting of the shareholders of this Association, for the election of directors and for the transaction of such other business as properly may come before the meeting, shall be held at its main banking house in the City of Minneapolis, the State of Minnesota, or any other convenient place duly authorized by the Board of Directors, on the third Wednesday in March of each year commencing with the year 1978, or on the next succeeding business day, if the day fixed falls on a legal holiday, in accordance with the provisions of its Articles of Association and the laws of the United States, at which meeting a Board of Directors shall be elected; but if no such election is held on that day as provided, it may be held at any regular adjournment of the annual meeting or at a subsequent special meeting held within sixty days, in accordance with the provisions of the laws of the United States. The holders of a majority of the outstanding shares entitled to vote and represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting. The Chairman of the Board shall then make a report to the shareholders regarding the condition of the Association and shall review the business of the preceding year.


                              Page One of Thirteen

          The Board of Directors of this Association, or any three or more stockholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, or by the Articles of Association, a notice of the time, place and purpose of every regular annual meeting and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

          SECTION 2. Shareholders may vote at any meeting of the shareholders by proxies duly authorize in writing, but no director, officer, employee or attorney of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

          In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders at the meeting except in cases where by law a larger vote is required.

          In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.


                              Page Two of Thirteen

          In the case of any meeting of the shareholders, a record showing the names of the shareholders present and the number of shares of stock held by each, and the names of the proxies shall be made. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for director. This record shall be included in the minute book of the Association.

          After each meeting of the shareholders, there shall be forwarded to the Comptroller of the Currency, a report thereof, in the form prescribed by the Comptroller of the Currency.

                                    DIRECTORS

          SECTION 3.  The Board of Directors shall consist of not less than five
(5) nor more than twenty-five (25) shareholders. The number of directors to be elected shall be determined at the annual meeting of shareholders by a majority of the votes cast by the shareholders in person or by proxy, or by a similar vote at any special meeting called for the purpose, upon due notice having been given according to law.

          The directors of this Association shall hold office for one year and until their successors are elected and have qualified.

          Each person elected or appointed a director of this Association must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a director of this Association shall exercise the functions of such office until he has taken such oath and the same has been transmitted to the Comptroller of the Currency.

          Any vacancies occurring in the Board of Directors shall be filed, in accordance with the laws of the United States, by


                             Page Three of Thirteen
appointment by the remaining directors, and any director so appointed shall hold office until the next election.

          Following the annual meeting of the shareholders, the Chairman or the Secretary of the meeting shall notify promptly the Directors-Elect of their election, and they shall meet promptly for the purpose of talking their oaths, organizing the new Board, appointing officers and fixing salaries for the ensuing year, and for transacting such other business as properly may come before the meeting.

          The Regular Meetings of the Board of Directors shall be held, without notice, at 10:00 o clock in the forenoon on the third Wednesday of each month at the Main Banking House. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

          Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President of the Association, or at the request of three (3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting, excepting the Organization Meeting following the election of directors.

          A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If, at the time fixed for the meeting, including the meeting to organize the new Board following the Annual Meeting of Shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

          Except as otherwise provided herein, a majority of those


                              Page Four of Thirteen
directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy or otherwise act by proxy at a meeting of the Board of Directors.

                             OFFICERS AND EMPLOYEES

          SECTION 4. The officers of this Association shall be a Chairman of the Board, a President, one or more Vice Presidents, a Cashier, and such other officers as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. In the absence of the Chairman of the Board, the President will act in that capacity.

          The Chairman of the Board and the President shall hold their offices for the current year for which the Board of which they shall be members was elected, unless either shall resign, become disqualified, or be removed; and any vacancy occurring in the office of either the Chairman of the Board or the President shall be promptly filled by the Board of Directors.

          The Cashier and the subordinate officers and clerks shall be appointed to hold their offices, respectively, during the pleasure of the Board of Directors.

          Each officer and employee of the Association shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned for the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be scheduled or blanket form and the premiums shall be paid by the Association. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed by the Board of Directors each year at


                              Page Five of Thirteen
the first regular meeting of the Board following the Organization Meeting of the new Board. Action shall be taken by the Board at that time approving the amount of the bond to be provided by each officer and employee of the Association for the ensuring year.

          The Chairman of the Board shall preside at all meetings. Either the Chairman of the Board or the President shall be Chief Executive Officer of the Association. The Chairman of the Board and the President shall be ex officio members of all Committees of the Association except the Examining Committee.

          The Cashier of this Association shall be responsible for all assets and documents of this Association, and shall keep proper records of all the transactions of the Association.

          Each Vice President shall have such power and duties as may be assigned to him by the Board of Directors. A Vice President shall be designated as the Secretary of the Association, in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the returns of elections, the By-Laws, the proceedings of regular and special meetings of the Board of Directors and of the shareholders and the reports of the Committees and Board of Directors. The minutes of each meeting shall be signed by the Chairman of the Board and attested by the Secretary.

          There shall be a Trust officer of this Association whose duties shall be to manage, supervise and direct all the activities of the Trust Department. He shall do and perform all acts and things necessary or proper to be done or performed in carrying on the business of the Trust Department in accordance with provisions of law and regulations of the Comptroller of the Currency.

          He shall act pursuant to opinion of counsel where such


                              Page Six of Thirteen
opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to trusts, both individual and corporate.

          The Trust officer shall be responsible for all assets and documents held by the Association in connection with trust matters.

                                   COMMITTEES

          SECTION 5. There shall be a standing committee of this Association appointed by the Board, to be known as the Discount Committee, consisting of the Chairman of the Board, the President, one or more Vice Presidents and two directors, each to serve a six-month term. This Committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts held by the Association, and to direct and transact all other business of the Association, which properly might come before the Board of Directors, except such as the Board only, by law, is authorized to perform. The Discount Committee shall report its actions in writing at each regular meeting of the Board of Directors, which shall approve or disapprove the report and record such action in the minutes of the meeting.

          There shall be a standing committee of this Association known as the Examining Committee, appointed annually by the Board of Directors. Each member of this Committee shall serve until his successor is appointed and the Committee shall consist of three members of the Board of Directors, none of whom shall be active officers of the Association. The duties of this Committee shall be to make suitable examinations every six months of the affairs of the Association. The result of such examination shall be reported,


                             Page Seven of Thirteen
in writing, to the Board at the next regular meeting thereafter, stating whether the Association is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained and recommending to the Board such changes in the manner of doing business, etc., as shall be deemed suitable.

          The Examining Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make an examination and audit of the Association. If such a procedure is followed, the one annual examination and audit of such firm of Accountants and the presentation of its report to the Board of Directors will be deemed sufficient to comply with the requirements of this section of these By-Laws.

          There shall be a Trust Investment Committee of this Association composed of at least three members of the Association who shall be capable and experienced officers or directors of the Association. All investments of trust funds shall be made, retained or disposed of only with the approval of the Trust Investment Committee; and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, at least once during each period of twelve months, review all the assets held in or for each fiduciary account to determine their safety and current value and the advisability of retaining or disposing of them; and a report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

          As prescribed by Regulation 9 of the Comptroller of the Currency, the Board of Directors shall appoint a committee of three


                             Page Eight of Thirteen
directors, exclusive of any active officers of the Association, which shall at least once during each period of twelve months make suitable audits to be made, by auditors responsible only to the Board of Directors, and shall like wise at least once during each period of twelve months ascertain by thorough examination made, or caused to be made, by such Committee, whether a review of all of the assets in each trust as to their safety and current value and the advisability of retaining or disposing of them has been made, and whether trust funds awaiting investment or distribution have been held uninvested or undistributed any longer than was reasonably necessary. Such Committee shall promptly make a full report of such audits and examination in writing to the Board of Directors of the Association, together with a recommendation as to the action, if any, which may be necessary to correct any unsatisfactory conditions. A report of the audits and examination required, together with the action taken thereon, shall be noted in the minutes of the Board of Directors and such report shall be made a part of the records of the Association.

          The Board of Directors may appoint, from time to time, other temporary committees, for such purposes and with such powers as the Board may determine.

                                      SEAL

          SECTION 6. The following is an impression of the Seal adopted by the Board of Directors of this Association.

                                   IMPRESSION
                                       OF
                                      SEAL

          The Chairman of the Board, the President, each Vice President, the Cashier, the Secretary, the Trust Officer, each Assistant Trust Officer, each Assistant Cashier and each Loan Officer


                              Page Nine of Thirteen
shall have authority to affix the Corporate Seal of this Association and attest the same.

                                      STOCK

          SECTION 7. The stock of this Association shall be assignable and transferable only on the books of this Association. A stock certificate book shall be maintained in which all assignments and transfers of stock shall be made.

          Certificates of stock, signed by the Chairman of the Board, the President or Vice President, and the Cashier or Assistant Cashier, shall be issued to shareholders, and when stock is transferred, the certificates thereof shall be returned to the Association and new certificates issued. The returned certificates shall be canceled and preserved for record purposes. Certificates of stock shall meet the requirements of Section 5139 of the Revised Statutes and shall state upon the face thereof that the stock is transferable only upon the books of the Association.

                                  BANKING HOURS

          SECTION 8. This Association will be open for business during the following hours:

NATIONAL CITY BANK BUILDING - 5TH AND MARQUETTE

     Lobby                       Monday thru Friday     8:00 a.m. -  6:00 p.m.
     Skyway                      Monday thru friday     7:45 a.m. -  4:00 p.m.

SHERATON RITZ OFFICE - 4TH AND NICOLLET

     Lobby                       Monday thru Friday     9:00 a.m. -  4:00 p.m.
     Walk-up Windows             Monday thru Friday     8:00 a.m. -  9:00 a.m.
                                                        4:00 p.m. -  6:00 p.m.
     T.V. Drive-up Windows       Monday thru Friday     8:00 a.m. -  6:00 p.m.

SOUTHDALE OFFICE - 69TH STREET WEST OF FRANCE AVENUE

     Lobby                       Monday thru Thursday   9:00 a.m. -  6:00 p.m.
                                 Friday                 9:00 a.m. -  7:00 p.m.
     Drive-up Tellers            Monday thru Thursday   7:00 a.m. -  6:00 p.m.
                                 Friday                 7:00 a.m. -  7:00 p.m.
                                 Saturday               9:00 a.m. - 12:00 p.m.


                              Page Ten of Thirteen

Transactions made after 4:00 p.m. and on Saturday are processed the next business day. This Association shall not be open for business on Saturdays (except the Southdale Office) and Sundays and days recognized by the laws of the State of Minnesota as legal holidays. The hours referred to herein shall mean Standard Time, except when Daylight Savings Time is in effect, when such stated hours shall mean Daylight Saving Time.

                            CONVEYANCE OF REAL ESTATE

          SECTION 9. All transfers and conveyance of real estate, title to which is vested in this Association, including real estate held as fiduciary, shall be by written instrument under the seal of this Association, made pursuant to order of the Board of Directors and signed by the Chairman of the Board, the President, Vice President or Cashier.

                                    CONTRACTS

          SECTION 10. All contracts, checks, drafts shall be signed by the Chairman of the Board, the President or Vice President, or such other officers as may be designated by the Board of Directors.

                                     TRUSTS

          SECTION 11. There shall be maintained in the Trust Department a file containing (a) original instruments creating each trust, or properly authenticated copies thereof, (b) properly receipted vouchers evidencing payment and distributions under each trust, (c) properly evidenced reports to courts or other accounting for trusts, and (d) copies of all court orders in connection with trust matters.

          No trust funds shall be invested in any securities in which corporate fiduciaries located in this state may not lawfully invest


                             Page Eleven of Thirteen
except (a) in accordance with express instructions contained in the trust instrument, (b) pursuant to court order, or (c) where the trust instrument expressly provides that investments may be made without regard to otherwise applicable laws governing investments by fiduciaries.

                               CHANGES IN BY-LAWS

          SECTION 12. These By-Laws may be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, provided ten (10) days' notice of the proposed amendment has been given to each member of the Board of Directors. No amendment may be made unless the By-Law, as amended, is consistent with the requirements of the laws of the United States and of the Articles of Association. A certified copy of all amendments to these By-Laws shall be forwarded to the Comptroller of the Currency immediately after adoption.


                             Page Twelve of Thirteen

                                  CERTIFICATION

          At a meeting of the Board of Directors of the NATIONAL CITY BANK OF MINNEAPOLIS regularly held on the 21st day of April, 1982, the foregoing revised By-Laws were adopted.

          IN TESTIMONY WHEREOF, we, the directors of this Association who were present at said meeting, have hereunto subscribed our names.

                                                        DIRECTORS


                                          /s/ David L. Andreas
                                          ------------------------------------
                                          David L. Andreas

                                          /s/ Marvin Borman
                                          ------------------------------------
                                          Marvin Borman

                                          /s/ Edward C. Brown, Jr.
                                          ------------------------------------
                                          Edward C. Brown, Jr.

                                          /s/ James B. Goetz
                                          ------------------------------------
                                          James B. Goetz

                                          /s/ James H. Hearon, III
                                          ------------------------------------
                                          James H. Hearon, III

                                          /s/ Walter W. Heller
                                          ------------------------------------
                                          Walter W. Heller

                                          /s/ C. Bernard Jacobs
                                          ------------------------------------
                                          C. Bernard Jacobs

                                          /s/ C. Wilbur Peters
                                          ------------------------------------
                                          C. Wilbur Peters

                             Page Thirteen of Thirteen

                                    EXHIBIT 5

                               CONSENT OF TRUSTEE



Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue by North Star Universal , Inc. of its Subordinated Extendible Time Certificates , we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                   NATIONAL CITY BANK OF MINNEAPOLIS

                                   /s/ DEWAYNE A. HOIUM

                                       DeWayne A. Hoium
                                       Vice President

                               NATIONAL CITY BANK
                             STATEMENT OF CONDITION



CONSOLIDATED BALANCE SHEET (UNAUDITED)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                                                 December 31
                                                                 -----------
(IN THOUSANDS)                                             1994           1993
- --------------------------------------------------------------------------------
ASSETS
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Cash and Due from Banks                                  $ 47,083       $ 26,119
Federal Funds Sold and Resale Agreements                       50         20,450
Trading Account Securities                                                 3,671
Available-for-Sale Securities                             114,082        106,206
Held-to-Maturity Securities                                25,412         34,683
Loans                                                     319,560        294,950
     Less:  Valuation Allowance for Loan Losses            (5,146)        (5,506)
                                                      --------------------------
          Net Loans                                       314,414        289,444
Bank Premises and Equipment                                 3,915          3,404
Accrued Income Receivable                                   3,479          3,822
Customer Acceptance Liability                                 280             18
Other Assets                                               14,446         12,935
                                                      --------------------------
ASSETS                                                   $523,161       $500,752
                                                      --------------------------
                                                      --------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Deposits:
     Non-Interest Bearing                                $137,986       $115,704
     Interest Bearing                                     235,483        187,201
                                                      --------------------------
          Total Deposits                                  373,469        302,905
Federal Funds Purchased and Repurchase Agreements          75,556        121,297
Other Borrowed Funds                                       24,092         21,120
Acceptances Outstanding                                       280             18
Other Liabilities                                           3,723          6,639
                                                      --------------------------
          Total Liabilities                               477,120        451,979
Stockholders' Equity:
     Common Stock, Par Value $5.00
          Authorized 2,500,000 Shares
          Issued 2,400,000 Shares                          12,000         12,000
     Surplus                                               12,000         12,000
     Unrealized (Losses) Gains Net of Tax Effect           (3,139)           229
     Undivided Profits                                     25,180         24,544
                                                      --------------------------
          Total Stockholders' Equity                       46,041         48,773
                                                      --------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                      523,161       $500,752
                                                      --------------------------
                                                      --------------------------
- --------------------------------------------------------------------------------


National City Bank of Minneapolis                         Statement of Condition
                                                               December 31, 1994